Exhibit 10.5
To:eieiHome.com Inc. Board of Directors
Subject:Wireless Business Opportunity
Date:July 10, 2000

The following is a Term Sheet for the acquisition of certain wireless assets from Simmonds Capital Limited.

Asset Purchase

Simmonds Capital Limited ("SCL") will sell to eieiHome.com Inc. the following wireless assets:

   a) all rights owned by SCL directly or under license to the Midland International trademark, which are subject to certain license agreements granted to third parties;

   b) the rights to any Midland license or sub-license agreements ( including Midland Mobile Radio Limited, Eurocom, Midland Canada Caribbean Limited, Midland Canada Limited, and SCL Distributors (Pacific) Limited) and all current or future royalties;

   c) all Midland tooling owned by SCL and held by Hitachi Denshi; and

   d) all remaining Midland inventory owned by SCL and located in Pickering, Ontario.

The assets shall be transferred free and clear of any liens or encumbrances and on an as is where is basis.

Purchase Price

As consideration for these assets, eieiHome.com shall pay to SCL:

   a) a perpetual royalty of 1% on the gross sales of any Midland branded wireless products.

   b) a tooling fee of 3% on the sales of products manufactured from the Midland tooling.

   c) one half of the net proceeds from the sale of the Midland inventory acquired from SCL.

Conditions Precedent

The wireless assets are being sold by SCL to eieiHome.com on the understanding that eieiHome.com shall diligently pursue he wireless acquisition and consolidation strategy, as previously agreed in principle by the Board.

   a) If eieiHome.com chooses not to pursue or to abandon the wireless strategy, then SCL shall have the right to re-purchase the wireless assets for the greater of $1,000.00 or their net book value.

   b) eieiHome.com shall agree to pay all reasonable out of pocket costs incurred by SCL on behalf of eieiHome.com in the negotiation and pursuit of the additional wireless acquisitions envisioned in the wireless strategy.

   c) eieiHome.com and SCL shall mutually agree on any management or success fees to be paid to SCL for the implementation of the wireless strategy.

Accepted on this 10th day of July 2000 Accepted on this 10th day of July 2000 On behalf of Simmonds Capital Limited On behalf of eieiHome.com Inc.

/s/ David C. O'Kell                             /s/ Paul Hickey
-------------------                             ---------------
David C. O'Kell                                 Paul Hickey
Executive Vice President                        Chairman